Exhibit 99.1

Investor Relations - Chris Koegel, (617) 897-4574

For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589

LPL FINANCIAL ANNOUNCES SENIOR SECURED CREDIT FACILITIES REPRICING AND SENIOR UNSECURED NOTE OFFERING

SAN DIEGO – September 7, 2017 – LPL Financial Holdings Inc. (NASDAQ: LPLA) today announced that its wholly owned subsidiary, LPL Holdings, Inc. (“LPL Holdings”), intends to reprice its existing $500 million senior secured revolving credit facility and its approximately $1,700 million term loan B. Additionally, LPL Holdings announced that it is seeking to raise an additional $400 million in gross proceeds as an add-on to the existing senior notes due 2025 (the “Offering”). The notes issued in the Offering will be governed by the same indenture, and will have the same terms, as the existing senior notes. LPL Holdings intends to use $200 million in proceeds from the Offering to pay down its existing senior secured credit facilities to approximately $1,500 million. The remaining $200 million will be used for general corporate purposes, including to fund a contingent payment in connection with the previously-announced acquisition of assets from National Planning Holdings, Inc. (if any such amount becomes payable) and other costs related to the acquisition and transaction related fees and expenses. LPL Holdings expects to complete the financing by the end of September 2017. LPL Holdings expects its aggregate indebtedness to increase by $200 million to approximately $2,400 million as a result of these transactions. The consummation of the credit agreement amendment and notes offering are subject to market and other conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes.    The notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. The notes are being offered only to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933 and outside the United States only to non-U.S. investors pursuant to Regulation S.

Forward-Looking Statements

Statements in this press release regarding LPL Holdings’ plans to enter into a credit agreement amendment and offer senior notes, including the anticipated use of the proceeds therefrom and the anticipated size of the senior notes offering, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of September 7, 2017. The words “plans”, “intends”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual results, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the market conditions, which will affect whether LPL Holdings will be able to enter into a credit agreement amendment and offer the senior notes on the anticipated terms, or at all; finalization of the terms of the credit agreement amendment and senior notes; and satisfaction of closing conditions related to the proposed transaction. LPL Financial Holdings Inc. can give no assurance that the credit agreement amendment or senior notes offering will be completed. Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect the business of LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”), including the risk factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2016 Annual Report on Form 10-K, as amended and updated in the Company’s Quarterly Reports on Form 10-Q, dated May 2, 2017 and August 1, 2017, or as may be amended or updated in subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date of this press release.

About LPL Financial

LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA), is a leader in the retail financial advice market and served approximately $550 billion in brokerage and advisory assets as of July 31, 2017. LPL is one of the fastest growing RIA custodians and the nation’s largest independent broker/dealer (based on total revenues, Financial Planning magazine June 1996-2017), and the firm and its financial advisors were ranked No. 1 in net customer loyalty in a 2016 Cogent Reports™ study. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 financial advisors and over 700 financial institutions, enabling them to provide a range of financial services including wealth management, retirement planning, financial planning and other investment services to help their clients turn life’s aspirations into financial realities. As of June 30, 2017, financial advisors associated with LPL served more than 4 million client accounts across the U.S. as well as an estimated 46,000 retirement plans with an estimated $138 billion in retirement plan assets. Additionally, LPL supports approximately 3,700 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,400 employees with primary offices in Boston, Charlotte, and San Diego. For more information, visit www.lpl.com.

Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.